UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2025
QUANTERIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(617) 301-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 9, 2025, Quanterix Corporation, a Delaware corporation (the “Company” or “Quanterix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Wellfleet Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Akoya Biosciences, Inc., a Delaware corporation (“Akoya”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Akoya (the “Merger”), with Akoya surviving such Merger as a wholly owned subsidiary of the Company.

Merger Consideration

Under the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.00001 per share, of Akoya (the “Akoya Common Stock”) outstanding immediately prior to the Effective Time (other than shares held as of the Effective Time by the Company, Merger Sub, any direct or indirect wholly owned subsidiary of the Company or Akoya or by Akoya as treasury shares) will be converted into the right to receive 0.318 (the “Exchange Ratio”) of a fully paid and nonassessable share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and, if applicable, cash in lieu of fractional shares, subject to any applicable withholding.

As of immediately prior to the Effective Time, each restricted stock unit in respect of shares of Akoya Common Stock (each, an “Akoya RSU”) that is outstanding immediately prior to the Effective Time (a “Rollover RSU”) will automatically be converted into a number of restricted stock units with respect to shares of Company Common Stock based on the Exchange Ratio. Such Rollover RSUs will be otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya RSU immediately prior to the Effective Time, except that Akoya RSUs that, by their existing terms, provide for vesting acceleration triggered in connection with the Effective Time will be so accelerated in accordance with such terms.

As of immediately prior to the Effective Time, each option to acquire shares of Akoya Common Stock (each, an “Akoya Option”) that is then outstanding immediately prior to the Effective Time (a “Rollover Option”) will automatically be converted into an option to acquire shares of Company Common Stock, with the number of shares of Company Common Stock and the per share exercise price adjusted based on the Exchange Ratio. Such Rollover Options will be otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya Option immediately prior to the Effective Time, except that Akoya Options that, by their existing terms, provide for vesting acceleration triggered in connection with the Effective Time will be so accelerated in accordance with such terms.

Post-Closing Governance

The Merger Agreement provides that, as of the Effective Time, Akoya will nominate two members of the Company’s board of directors in replacement of two of the existing members of the Company’s board of directors, who would resign as directors of the Company. The remaining members of the board of directors of the Company are expected to continue serving in such positions.

Conditions to the Merger

The obligation of Akoya and the Company to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of a number of customary conditions, including: (i) the adoption of the Merger Agreement by Akoya’s stockholders; (ii) approval by the Company’s stockholders of the issuance of shares of Company Common Stock in connection with the Merger; (iii) the Company’s registration statement on Form S-4 with respect to such shares of Company Common Stock to be delivered pursuant to the Merger Agreement, which the Company will file in connection with the Merger, having become effective and not subject to any stop order or action by the Securities and Exchange Commission (the “SEC”) seeking any stop order; (iv) the waiting period applicable to the Merger under the antitrust laws of the United States having expired or been terminated; (v) the absence of laws or orders restraining the consummation of the Merger; (vi) the submission by the Company to The Nasdaq Global Market (“Nasdaq”) of a notification of the shares of Company Common Stock to be issued in connection with the Merger.

Further, consummation of the transactions contemplated by the Merger Agreement by Akoya, on the one hand, and by the Company, on the other hand, is subject to a number of other customary conditions, including: (i) the representations and warranties of the other party made in the Merger Agreement being true and correct, subject to certain materiality standards contained in the Merger Agreement, (ii) the other party having complied with and performed in all material respects all of their respective covenants and agreements under the Merger Agreement; and (iii) the absence of any change, effect, event, circumstance, occurrence, state of facts or development having, or which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, financial condition or results of operations of the other party and its subsidiaries, taken as a whole (subject to a number of customary exceptions set out in the Merger Agreement).

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by Akoya, the Company and Merger Sub. The Company and Akoya have also each made customary covenants in the Merger Agreement, including covenants by each of the parties relating to conduct of their business prior to the closing of the Merger. The parties have generally agreed to use their respective reasonable best efforts to complete the Merger, including to obtain the required regulatory approvals for the transaction.

The Merger Agreement also contains reciprocal covenants by Akoya and the Company not to solicit or participate in any discussions or negotiations with any person making any proposal, offer or inquiry related to an alternative transaction, and requiring Akoya’s and the Company’s respective boards of directors to recommend the transaction-related proposals for approval by their stockholders, in each case subject to certain customary exceptions. Prior to the approval of the Merger-related proposals by their respective stockholders, the boards of directors of Akoya and the Company, as applicable, may, subject to complying with certain procedures and a number of requirements set forth in the Merger Agreement, change their respective recommendation with respect to such proposals, either (i) in response to a bona fide unsolicited proposal for an alternative transaction, if the board of directors of the relevant party determines (after consultation with its financial advisor and outside legal counsel) that the proposal constitutes a “Superior Proposal” (as defined in the Merger Agreement), and that failure to take such action in response to such Superior Proposal would be inconsistent with the directors’ fiduciary duties under applicable law or (ii) if an “Intervening Event” (as defined in the Merger Agreement) occurs, and the board of directors of the relevant party determines (after consultation with its financial advisor and outside legal counsel) that the failure to take such action in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable law. In the case of a Superior Proposal, and also subject to the requirements described above as it relates to a Superior Proposal, the board of directors of the relevant party may also decide to terminate the Merger Agreement in order to enter into a definitive agreement with respect to such Superior Proposal, subject to payment of the applicable termination fee described below.
The Company and Akoya have also agreed to use their respective reasonable best efforts to cooperate in good faith to enter into one or more agreements pursuant to which Quanterix would provide Akoya with bridge financing. Any such financing would be in the form of subordinated convertible note(s) in an aggregate principal amount not to exceed $30,000,000, subject to Akoya having obtained any required consents and satisfied any other conditions with respect thereto under Akoya’s existing credit facility, and would be able to be drawn at any time after March 15, 2025 and prior to the closing of the Merger.

Termination and Termination Fees

The Merger Agreement contains customary mutual termination rights for Akoya and the Company, including if the Merger is not completed by July 9, 2025, which date may be extended by either party through January 9, 2026, if as of July 9, 2025 the only conditions to closing that are pending satisfaction (other than those that by their terms are to be satisfied at the closing) are those that relate to approvals and clearances under antitrust or competition laws and the absence of any orders prohibiting the Merger under such laws. Either party may also terminate the Merger Agreement in the event that a governmental authority issues a final order or enacts a law that permanently restrains, enjoins, makes illegal or prohibits the Merger or the other transactions contemplated in the Merger Agreement.

The Merger Agreement also contains customary termination rights for the benefit of each party, including (i) if the board of directors of the other party changes its recommendation with respect to the Merger-related proposals to be submitted to the stockholders of such other party for approval, (ii) if the board of directors of such party authorizes entry into a definitive agreement relating to a Superior Proposal, (iii) if the other party materially breaches its obligations in the Merger Agreement with respect to no solicitation or negotiations relating to alternative transactions, as described above, and (iv) if the other party breaches its covenants, obligations, representations or warranties contained in the Merger Agreement in a manner that would result in a failure to satisfy the closing conditions relating to such covenants, obligations, representations or warranties.

Either party may also terminate the Merger Agreement in the event that the stockholders of Akoya, at a meeting duly convened, do not vote in favor of the adoption of the Merger Agreement or the stockholders of the Company, at a meeting duly convened, do not vote in favor of the issuance of shares of Company Common Stock required to be delivered by the Company in connection with the Merger.

Under the Merger Agreement, Akoya and the Company will each be required to pay a termination fee to the other party equal to $7,000,000 (in the case of the termination fee payable by Akoya) and $9,000,000 (in the case of the termination fee payable by the Company), in each case if the Merger Agreement is terminated in certain circumstances, including if (i) the board of directors of such party authorizes entry into a definitive agreement relating to a Superior Proposal, (ii) the board of directors of such party changes its recommendation with respect to the Merger-related proposals to be submitted to the stockholders of such party for approval, (iii) such party materially breaches its obligations in the Merger Agreement with respect to no solicitation or negotiations relating to alternative transactions, as described above or (iv) within 12 months of certain termination events, such party consummates or enters into a definitive agreement relating to certain alternative transactions (which alternative transaction is consummated).

Additional Information

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about Spectrum or the Company.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Voting and Support Agreements

In connection with the execution of the Merger Agreement, the Company entered into a Voting and Support Agreement (the “Akoya Voting Agreement”) with certain of Akoya’s stockholders, including certain entities affiliated with Telegraph Hill Partners, certain entities affiliated with PSC Capital Partners and aMoon Growth Fund II L.P as well as Akoya’s directors and executive officers (collectively, the “Akoya Stockholders”). Pursuant to the Akoya Voting Agreement, the Akoya Stockholders have agreed, among other things, to (i) vote or cause to be voted all of their shares of Akoya Common Stock in favor of the adoption of the Merger Agreement and (ii) during the Agreement Period (as defined in the Akoya Voting Agreement) and subject to limited exceptions, not to sell or otherwise transfer any of their shares of Akoya Common Stock other than with the consent of the Company.

The shares of Akoya Common Stock owned by the Akoya Stockholders represented approximately 55.9% of the outstanding shares of Akoya Common Stock as of January 8, 2025.

The Akoya Voting Agreement also contemplates that, in the event that the board of directors of Akoya changes its recommendation with respect to the adoption of the Merger Agreement to be submitted to the stockholders of Akoya for approval, then the number of shares of Akoya Common Stock subject to the obligations to vote in favor of such proposal will be reduced to an aggregate number of shares representing 35% of the outstanding shares of Akoya Common Stock.

In connection with the execution of the Merger Agreement, Akoya also entered into a Voting and Support Agreement (the “Company Voting Agreement”) with certain of the Company’s directors and executive officers (collectively, the “Company Stockholders”). Pursuant to the Company Voting Agreement, the Company Stockholders have agreed, among other things, to (i) vote or cause to be voted all of their shares of Company Common Stock in favor of the issuance of the shares of Company Common Stock required to be delivered by the Company in connection with the Merger and (ii) during the Agreement Period (as defined in the Company Voting Agreement) and subject to limited exceptions, not to sell or otherwise transfer any of their shares of Company Common Stock other than with the consent of Akoya.

The shares of Company Common Stock owned by the Company Stockholders represented approximately 6.2% of the outstanding shares of Company Common Stock as of January 8, 2025.

The foregoing description of the Akoya Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Akoya Voting Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Simultaneously with the execution of the Merger Agreement, the Company entered into lock-up agreements with stockholders representing approximately 35.7% of the Company’s common stock (the “Lock-up Agreements”). Pursuant to each Lock-up Agreement, the signatory thereto has agreed, from the Effective Time until 11:59 p.m. Eastern Time on the 90th calendar day after the date on which the transactions contemplated by the Merger Agreement are consummated (the “Lock-up Period”), among other things, not to sell, transfer or otherwise dispose of any shares of Company Common Stock, including shares of Company Common Stock issued in connection with the Merger Agreement, beneficially owned by such signatory, subject to certain exceptions.

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-up Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02     Results of Operations and Financial Condition.

In connection with the announcement of entry into the Merger Agreement, the Company will host a webinar to discuss the Merger on January 10, 2025. The slides to be used in connection with that presentation are attached hereto as Exhibit 99.2 and are incorporated by reference herein.

The information in Item 2.02 of this Current Report (including Exhibit 99.2) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 7.01     Regulation FD Disclosure.

On January 10, 2025, the Company and Akoya issued a joint press release announcing entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 2.02 of this Current Report is incorporated into this Item 7.01.

The information in Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Merger, Quanterix will file with the SEC a registration statement on Form S-4 (the “registration statement”), which will contain a joint proxy statement of Quanterix and Akoya and a prospectus of Quanterix (the “joint proxy statement/prospectus”), and each of Quanterix and Akoya may file with the SEC other relevant documents regarding the Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY QUANTERIX AND AKOYA, AS WELL AS ANY

AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUANTERIX, AKOYA AND THE MERGER. A definitive copy of the joint proxy statement/prospectus will be mailed to Quanterix and Akoya stockholders when that document is final. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Quanterix and Akoya, free of charge from Quanterix or Akoya or from the SEC’s website when they are filed. The documents filed by Quanterix with the SEC may be obtained free of charge at Quanterix’s website, at www.quanterix.com, or by requesting them by mail at Quanterix Investor Relations, 900 Middlesex Turnpike, Billerica, MA 01821. The documents filed by Akoya with the SEC may be obtained free of charge at Akoya’s website, at www.akoyabio.com, or by requesting them by mail at Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752, Attn: Chief Legal Officer.

Participants in the Solicitation

Quanterix and Akoya and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quanterix or Akoya in respect of the Merger. Information about Quanterix’s directors and executive officers is available in Quanterix’s proxy statement dated April 15, 2024, for its 2024 Annual Meeting of Stockholders, and other documents filed by Quanterix with the SEC. Information about Akoya’s directors and executive officers is available in Akoya’s proxy statement dated April 23, 2024, for its 2024 Annual Meeting of Stockholders, and other documents filed by Akoya with the SEC. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Quanterix or Akoya as indicated above.

No Offer or Solicitation

This Current Report and the Exhibits hereto shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed Merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this Current Report which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on, among other things, projections as to the anticipated benefits of the Merger as well as statements regarding the impact of the Merger on Quanterix’s and Akoya’s business and future financial and operating results, the amount and timing of synergies from the Merger and the closing date for the Merger. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Quanterix and Akoya caution readers that forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Quanterix or Akoya; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger) and stockholder approvals or to satisfy any of the other conditions to the Merger on a timely basis or at all; the possibility that the anticipated benefits and synergies of the Merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Quanterix and Akoya do business; the possibility that the Merger may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; changes in Quanterix’s share price before the closing of the Merger; risks relating to the potential dilutive effect of shares of Quanterix common stock to be issued in the Merger; and other factors that may affect future results of Quanterix, Akoya and the combined company. Additional factors that could cause results to differ materially from those described above can be found in Quanterix’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, Akoya’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents Quanterix and Akoya file with the SEC, which are available on the SEC’s website at www.sec.gov.

All forward-looking statements, expressed or implied, included in this Current Report are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s or Akoya’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix and Akoya anticipate. Quanterix and Akoya caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Neither Quanterix nor Akoya assumes any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Item 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 9, 2025, by and among Quanterix Corporation, Wellfleet Merger Sub, Inc., and Akoya Biosciences, Inc.*
10.1	Voting and Support Agreement, dated January 9, 2025, by and among Quanterix Corporation and certain stockholders of Akoya Biosciences, Inc. named therein.*
10.2	Form of Stockholder Lock-up Agreement, dated January 9, 2025, by and between Quanterix Corporation and the applicable signatory named therein.
99.1	Joint Press Release of Quanterix Corporation and Akoya Biosciences, Inc., dated January 10, 2025.
99.2	Investor Presentation, dated January 10, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Vandana Sriram
Vandana Sriram
Chief Financial Officer
Date: January 10, 2025